EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-147614, 333-134814, 333-73039, 333-84071, 333-31676, 333-33118, and 333-113913 on Form S-3 and Registration Statements Nos. 333-141615, 333-126345, 333-92259, and 333-57890 on Form S-8 of our reports dated March 10, 2008, relating to the consolidated financial statements of DUSA Pharmaceuticals, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes an Interpretation of Financial Accounting Standards Board Statement No. 109, as discussed in Note 2 and the adoption of Financial Accounting Standards Board Statement No. 123R, Share-Based Payment, as discussed in Note 2), and the effectiveness of DUSA Pharmaceuticals, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 10, 2008